Exhibit 32.1

CERTIFICATION

     Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of NationsHealth, Inc. (“NationsHealth”), that, to his knowledge, the Quarterly Report of NationsHealth on Form 10-QSB for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of NationsHealth. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-QSB. A signed original of this statement has been provided to NationsHealth and will be retained by NationsHealth and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 10, 2004	By:	/s/ Glenn M. Parker, M.D.

Glenn M. Parker, M.D.
Chief Executive Officer (Principal executive officer)

Date: November 10, 2004	By:	/s/ Timothy Fairbanks

Timothy Fairbanks
Chief Financial Officer (Principal financial officer)